                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                            47, Avenue Hoche
FAX (212) 715-8000                                                 75008 Paris
                                                                        France





                                 April 15, 2002


The OFFIT Investment Fund, Inc.
400 Bellevue Parkway
Wilmington, DE  19809

         Re:      Registration Nos. 33-70116; 811-8036
                  ------------------------------------

Gentlemen:

                  We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 21 to Registration Statement No. 33-70116; 811-8036.

                                Very truly yours,

                                /s/ Kramer Levin Naftalis & Frankel LLP